AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2007

REGISTRATION STATEMENT NO. 333-138228

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(POST-EFFECTIVE AMENDMENT NO. 1)

SPICY PICKLE FRANCHISING, INC.
(Name of small business issuer in its charter)

Colorado	5812	38-3750924
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

90 Madison Street, Suite 700
Denver, Colorado 80206
Telephone: (303) 297-1902
Facsimile: (303) 297-1903
(Address and telephone number of principal executive offices and principal place of business)

Copies to:

Mark Y. Abdou, Esq.
RICHARDSON & PATEL LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
Telephone: (310) 208-1182
Facsimile: (310) 208-1154

Approximate date of commencement of proposed sale to the public: Not applicable

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, check the following box. ☐

TERMINATION OF OFFERING AND REMOVAL OF SECURITIES FROM REGISTRATION

Spicy Pickle Franchising, Inc. (the “Company”) filed a Registration Statement on Form SB-2 (File No. 333-138228), as amended (the “Registration Statement”), which was declared effective on January 24, 2007. The Registration Statement registered for sale by the Company 10,000,000 shares of the Company’s common stock and registered for sale by the selling shareholders (the “Selling Shareholders”) identified in the section entitled “Selling Shareholders” in the prospectus forming a part of the Registration Statement 8,240,000 shares of the Company’s common stock. As of November 15, 2007, the Company had sold 4,462,588 shares in the offering and 5,537,412 shares that were registered for sale by the Company remained unsold.

In accordance with the undertaking contained in Item 28 of the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the securities remaining unsold under the Registration Statement by the Company and by the Selling Shareholders and to terminate the offering under the Registration Statement effective as of the date of this Post-Effective Amendment No. 1.

2

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 15, 2007.

SPICY PICKLE FRANCHISING, INC.

/s/ Marc Geman
Marc Geman
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Geman	Chief Executive Officer and	November 15, 2007
Marc Geman	Chairman of the Board
(Principal Executive Officer)

/s/ Arnold Tinter	Chief Financial Officer	November 15, 2007
Arnold Tinter	(Principal Accounting Officer)

/s/ Anthony Walker	Director	November 15, 2007
Anthony Walker

/s/ Presley Reed	Director	November 15, 2007
Presley Reed

/s/ Ray BonAnno	Director	November 15, 2007
Ray BonAnno

/s/ Kelly Jones	Director	November 15, 2007
Kelly Jones

3